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                                                              EXHIBIT 10.24

                    ***PORTIONS OF THIS EXHIBIT MARKED BY
                    BRACKETS ("[______]") OR OTHERWISE
                    IDENTIFIED HAVE BEEN OMITTED PURSUANT
                    TO A REQUEST FOR CONFIDENTIAL
                    TREATMENT.  THE OMITTED PORTIONS HAVE
                    BEEN FILED SEPARATELY WITH THE
                    SECURITIES AND EXCHANGE COMMISSION.***

                          ADDENDUM TO LICENSE AGREEMENT

            This Addendum (herein so called) constitutes a binding agreement between American Cable, Inc. (AC) and American Communication Services of Columbus, Inc. (ACSI), and represents a definitive amendment to the License Agreement (the "License Agreement") between AC and ACSI dated January 17, 1996. Described herein are the principal terms and conditions for the provision of fiber optic capacity AC to ACSI for the route described in that certain Installation Agreement (herein so called) between AC and ACSI dated January 23, 1997.

1.          Fiber Optic Network

The fiber optic route (the "Route") and cable specifications are defined in the Installation Agreement, a copy of which is attached hereto as Exhibit A.

2.          Construction

AC will construct the Route pursuant to the Installation Agreement. ACSI agrees to perform the installation as provided for in the Installation Agreement at ACSI's expense.

3.          Fiber Optic Cable Ownership

The fiber optic cable installed on the Route shall be owned by AC. [__________
______________________________________________________________________________
______________________________________________________________________________
__________] ACSI may [_________________________] for [__________] per year per fiber for the term of this agreement.

4.          Term

Except as specified in Paragraph 5, the term of this agreement shall be co-terminus with that of the License Agreement.

5.          Early Termination by AC

AC reserves the right to terminate this Addendum on 180 days notice to ACSI if, in AC's sole determination, the physical capacity of AC's facility on the Route is insufficient to permit facilities expansion by means of additional coaxial or fiber optic cable as required by AC to meet its business requirements. ACSI agrees to pay all reasonable actual costs and expenses associated with the decommissioning of the fiber optic cable. If AC exercises its right of early termination under this Section 5 within the first five (5) years of the term of the License Agreement, then ACSI will be reimbursed a pro rata share of the Construction Management Fee described in paragraph 7(b) herein. For example, if termination occurs in the 10th month, 50/60th of the Management Construction Fee will be


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paid to ACSI, net 30 days from the date on which AC gives ACSI notice of its intent to exercise early termination.

6.          Payment of Expenses

ACSI agrees to reimburse AC for 100% of the reasonable actual costs and expenses including, but not limited to, maintenance, taxes, and any sale, use, franchise, business license or other fees charged by any governmental entity that arise out of the use of the fiber optic cable. Payment is to be made by ACSI within 10 business days after its receipt of an invoice from AC.

7.          Fees and Charges

ACSI agrees to pay AC within 30 days of the date of this addendum the following amounts:

            a). Rights of Way Use Fees at a rate of [_____________________] for the fiber optic cable, in accordance with Section 6 of the License Agreement.

            b). Construction Management Fee at a rate of [_______].

            c). One Year Fiber Lease fee for AC fibers at a rate of [____] per fiber.

The foregoing reflects our mutual understanding and binding agreement.

            American Cable, Inc.             American Communication Services
                                             of Columbus, Inc.


            By: /s/  Felix Boccucci          By: /s/ George M. Tronsrue, III
               -------------------------        -----------------------------

            Date:  4/21/97                   Date:  2/3/97
                 -----------------------          ---------------------------